EXHIBIT 23(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-1006, 333-27995, 333-55999, 333-70485 ,
333-39218,  333-63198,  333-106253,  and 333-116249 on Form S-8,  Post-Effective
Amendment No. 2 to Registration Statements Nos. 333-39172 and 333-90398 on Form S-8 and Post-Effective Amendment No. 2 to Registration Statement No. 333-107676 on Form S-3 of our report dated March 8, 2004 relating to the financial statements of Denbury Resources Inc., which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for asset retirement obligations in 2003 as required by Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations", appearing in this Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
-------------------------
Dallas, Texas
March 14, 2005